Contract #: TR120F NORTHERN BORDER PIPELINE COMPANY U. S. SHIPPERS SERVICE AGREEMENT RATE SCHEDULE T-1 This Agreement (the "Service Agreement") is made and entered into as of , by and between NORTHERN BORDER PIPELINE COMPANY, hereinafter referred to as "Company", and TC ENERGY MARKETING INC, hereinafter referred to as "Shipper". WHEREAS, Company's investors and lenders rely on Certificates of Public Convenience and Necessity granted by the Federal Energy Regulatory Commission and on the Tariff for the return of and the return on all funds invested in or loaned to the Company; and WHEREAS, the transportation of natural gas shall be effectuated pursuant to Part 157 or Part 284 of the Federal Energy Regulatory Commission's Regulations; and WHEREAS, Company recognizes that it will be a condition to the initial effectiveness of this Service Agreement that, notwithstanding any other provision of the Tariff or this Service Agreement, the FERC and all other appropriate federal governmental authorities and/or agencies in the United States shall have issued, under terms and conditions acceptable to Shipper, all final nonappealable authorizations and certificates; NOW THEREFORE, in consideration of their respective covenants and agreements hereinafter set out, the parties hereto covenant and agree as follows: ARTICLE 1 TRANSPORTATION PATH RECEIPT POINT On each day, beginning with Shipper's Billing Commencement Date and continuing throughout the term of this Service Agreement, Shipper shall be entitled to tender to Company at Shipper's Point of Receipt, specified in Exhibit A attached hereto, a quantity of gas not in excess of the Maximum Receipt Quantity for such Point of Receipt. ARTICLE 2 TRANSPORTATION PATH DELIVERY POINT Company shall deliver gas to Shipper at the Point of Delivery, specified in Exhibit A attached hereto, in accordance with Section 6.13 of the General Terms and Conditions. ARTICLE 3 DocuSign Envelope ID: 30F82442-68D9-4117-9562-53927C34E10B29EA6B85-9367 D3D-BD46-51E59 65DE7C November 3, 2020

Contract #: TR120F FLEXIBLE RECEIPT AND DELIVERY POINTS Shipper shall be entitled to receipt and delivery point flexibility in accordance with Section 6.17 of the General Terms and Conditions of Company's FERC Gas Tariff. ARTICLE 4 PAYMENTS Shipper shall make payments to Company in accordance with Rate Schedule T-1 and the other applicable terms and provisions of this Service Agreement. ARTICLE 5 CHANGE IN TARIFF PROVISIONS Upon notice to Shipper, Company shall have the right to file with the Federal Energy Regulatory Commission any changes in the terms of any of its Rate Schedules, General Terms and Conditions or Form of Service Agreement as Company may deem necessary, and to make such changes effective at such times as Company desires and is possible under applicable law. Shipper may protest any filed changes before the Federal Energy Regulatory Commission and exercise any other rights it may have with respect thereto. ARTICLE 6 CANCELLATION OF PRIOR AGREEMENTS When this Service Agreement becomes effective, it shall supersede, cancel and terminate the following Agreements: ARTICLE 7 TERM This Service Agreement shall become effective upon its execution and shall under all circumstances continue in effect in accordance with the Tariff for N/A years N/A, months, N/A days after the Billing Commencement Date or through the earlier of the actual in-service date of Company’s anticipated Bison XPress Project and March 31, 2023. This Service Agreement may continue in effect thereafter in accordance with Section 5.1.4 of Rate Schedule T-1, if applicable. Service rendered pursuant to this Service Agreement shall be abandoned upon termination of this Service Agreement. Termination of this U.S. Shippers Service Agreement shall not relieve Company and Shipper of the obligation to correct any Receipt or Delivery Imbalances hereunder, or Shipper to pay money due hereunder to Company and shall be in addition to any other remedies that Company may have. DocuSign Envelope ID: 30F82442-68D9-4117-9562-53927C34E10B29EA6B85-9367 D3D-BD46-51E59 65DE7C

Contract #: TR120F ARTICLE 8 APPLICABLE LAW AND SUBMISSION TO JURISDICTION This Service Agreement and Company's Tariff, and the rights and obligations of Company and Shipper thereunder are subject to all relevant and United States lawful statutes, rules, regulations and orders of duly constituted authorities having jurisdiction. Subject to the foregoing, this Service Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas. For purposes of legal proceedings, this Service Agreement shall be deemed to have been made in the State of Texas and to be performed there, and the Courts of that State shall have jurisdiction over all disputes which may arise under this Service Agreement, provided always that nothing herein contained shall prevent the Company from proceeding at its election against the Shipper in the Courts of any other State, Province or Country. At the Company's request, the Shipper shall irrevocably appoint an agent in Texas to receive, for it and on its behalf, service of process in connection with any judicial proceeding in Texas relating to this Service Agreement. Such service shall be deemed completed on delivery to such process agent (even if not forwarded to and received by the Shipper). If said agent ceases to act as a process agent within Texas on behalf of Shipper, the Shipper shall appoint a substitute process agent within Texas and deliver to the Company a copy of the new agent's acceptance of that appointment within 30 days. ARTICLE 9 SUCCESSORS AND ASSIGNS Any person which shall succeed by purchase, amalgamation, merger or consolidation to the properties, substantially as an entirety, of Shipper or of Company, as the case may be, and which shall assume all obligations under Shipper's Service Agreement of Shipper or Company, as the case may be, shall be entitled to the rights, and shall be subject to the obligations, of its predecessor under Shipper's Service Agreement. Either party to a Shipper's Service Agreement may pledge or charge the same under the provisions of any mortgage, deed of trust, indenture, security agreement or similar instrument which it has executed, or assign such Service Agreement to any affiliated Person (which for such purpose shall mean any person which controls, is under common control with or is controlled by such party). Nothing contained in this Article 9 shall, however, operate to release predecessor Shipper from its obligation under its Service Agreement unless Company shall, in its sole discretion, consent in writing to such release. Company shall not release any Shipper from its obligations under its Service Agreement unless: (a) such release is effected pursuant to an assignment of obligations by such Shipper, and the assumption thereof by the assignee, and the terms of such assignment and assumption render the obligations being assigned and assumed no more conditional and no less absolute than those at the time provided therein; and (b) such release is not likely to have a substantial adverse effect upon Company. Shipper shall, at Company's request, execute such instruments and take such other action as may be desirable to give effect to any such assignment of Company's rights under such Shipper's Service Agreement or to give effect to the right of a Person whom the Company has specified pursuant to Section 6.6 of the General DocuSign Envelope ID: 30F82442-68D9-4117-9562-53927C34E10B29EA6B85-9367 D3D-BD46-51E59 65DE7C

Contract #: TR120F Terms and Conditions of Company's FERC Gas Tariff as the Person to whom payment of amounts invoiced by Company shall be made; provided, however, that: (a) Shipper shall not be required to execute any such instruments or take any such other action the effect of which is to modify the respective rights and obligations of either Shipper or Company under this Service Agreement; and (b) Shipper shall be under no obligation at any time to determine the status or amount of any payments which may be due from Company to any Person whom the Company has specified pursuant to said Section 6.6 as the Person to whom payment of amounts invoiced by Company shall be made. ARTICLE 10 LOSS OF GOVERNMENTAL AUTHORITY, GAS SUPPLY, TRANSPORTATION OR MARKET Without limiting its other responsibilities and obligations under this Service Agreement, the Shipper acknowledges that it is responsible for obtaining and assumes the risk of loss of the following: (1) gas removal permits, (2) export and import licenses, (3) gas supply, (4) markets and (5) transportation upstream and downstream of the Company's pipeline system. Notwithstanding the loss of one of the items enumerated above, Shipper shall continue to be liable for payment to the Company of the transportation charges as provided for in this Service Agreement. ARTICLE 11 OTHER PROVISIONS (This Article to be utilized when necessary to specify other provisions.) ARTICLE 12 EXHIBIT A OF SERVICE AGREEMENT, RATE SCHEDULES AND GENERAL TERMS AND CONDITIONS Company's Rate Schedules and General Terms and Conditions, which are on file with the Federal Energy Regulatory Commission and in effect, and Exhibit A hereto are all applicable to this Service Agreement and are hereby incorporated in, and made a part of, this Service Agreement. DocuSign Envelope ID: 30F82442-68D9-4117-9562-53927C34E10B29EA6B85-9367 D3D-BD46-51E59 65DE7C

Contract #: TR120F IN WITNESS WHEREOF, The parties hereto have caused this Service Agreement to be duly executed as of the day and year first set forth above. NORTHERN BORDER PIPELINE COMPANY By: TransCanada Northern Border Inc., its Operator By: Title: Director, Transportation Accounting and Contracts By: Title: Director, Marketing TC ENERGY MARKETING INC By: Title: By: _____________________________________________ Title: ___________________________________________ DocuSign Envelope ID: 30F82442-68D9-4117-9562-53927C34E10B Vice-President, TCEM President, TCEM 29EA6B85-9367 D3D-BD46-51E59 65DE7C

Contract #: TR120F NORTHERN BORDER PIPELINE COMPANY U. S. SHIPPERS SERVICE AGREEMENT RATE SCHEDULE T-1 EXHIBIT A TO U.S. SHIPPERS SERVICE AGREEMENT COMPANY - Northern Border Pipeline Company COMPANY'S ADDRESS - Commercial Services 700 Louisiana Street Houston, TX 77002-2700 SHIPPER - TC Energy Marketing Inc Right of First Refusal: Yes ☐ No ☒ Right of First Refusal Path: Point of Receipt N/A Point of Delivery N/A Yes ☐ No ☒ (Check applicable blank) This Service Agreement covers interim capacity sold pursuant to Section 6.26 of the General Terms and Conditions. Right of First Refusal rights, if any, applicable to this interim capacity are limited as provided in Section 6.26.5 or 6.26.7 of the General Terms and Conditions. Maximum Receipt Quantity: Identify Dth/day amount in either (a) or (b) immediately below. (a) Uniform throughout contract term: 8,000 Dth/day, or (b) Differing throughout contract term (include periods and amounts in Dth/day): Transportation Path: SHIPPER'S ADDRESS - 700 Louisiana Street Houston TX 77002 DocuSign Envelope ID: 30F82442-68D9-4117-9562-53927C34E10B29EA6B85-9367 D3D-BD46-51E59 65DE7C

Contract #: TR120F Point of Receipt Port of Morgan Point of Delivery North Hayden Maximum Reservation Rate 1/ X Discounted Rate: 1/ N/A Rate Type: 2/ Quantity: Quantity Level: Time Period: Start Date End Date Contract: Discounted Daily Reservation Rate Discounted Daily Commodity Rate Point: Point of Receipt Point of Delivery Point to Point: Point of Receipt to Point of Delivery Zone: (define geographical area) Relationship: Rate Component: Index Price Differential: Negotiated Rate: 1/ No ☒ Yes ☐ (explanation of rate below) 1/ Plus the applicable commodity charges and other rates and charges, pursuant to Section 5.1.3.1 of Rate Schedule T-1. 2/ See Section 6.41 of the General Terms and Conditions for description of various types of discount rates. DocuSign Envelope ID: 30F82442-68D9-4117-9562-53927C34E10B29EA6B85-9367 D3D-BD46-51E59 65DE7C

Contract #: TR120F This Exhibit A is made and entered into as of __________________, 20___. Billing Commencement Date of this Exhibit A is May 31, 2022. NORTHERN BORDER PIPELINE COMPANY By: TransCanada Northern Border Inc., its Operator By: Title: Director, Transportation Accounting and Contracts By: Title: Director, Marketing TC ENERGY MARKETING INC By: Title: DocuSign Envelope ID: 30F82442-68D9-4117-9562-53927C34E10B Vice-President, TCEMTitle: By: President, TCEM 29EA6B85-9367 D3D-BD46-51E59 65DE7C 20November 3